EXHIBIT 10.15
MobileMail Re-seller Agreement Cover Sheet

Parties to the agreement
Partner:	Mira Networks	MobileMail Limited
Address:	1st Floor North Wing The Workshop 70 7th Ave Parktown North South Africa	Suite 5.15, MLS Business Centre, 130 Shaftesbury Avenue, London, W1D 5EU UK

1. Products under the Agreement (hereinafter the “Product List”)
MAILSMS CorporateSMS Administrative Interface CorporateSMS Server

2. Media
      • MAILSMS (Microsoft Installation File .msi (file format)
      • CorporateSMS Server (Postgre SQL database & PHP scripts)
      • MAILSMS user guide (PDF / Microsoft Word)
• CorporateSMS Administration user guide (PDF / Microsoft Word)

3. Price List – all prices in GBP
• Initial License Fee £3,000 • Monthly Maintenance Fee £350

4. Contact Information
Reseller	MobileMail
Sean D Conde (sean@mira.co.za)	Gary Flint (gary.flint@mailsms.co.uk)

5. Territory
South Africa Option to increase territory coverage upon agreement by both parties

6. Initial Order
License to host & distribute MobileMail software in South Africa

7. Partner's Support Obligations
• Installation support to affiliated re-sellers / direct users • On-going application support to South African clients

MobileMail Re-seller Agreement Cover Sheet
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8. Marks (reference to the Clause 11 of the Standard Terms and Conditions)
MobileMail hereby permits Mira Networks to White label the technology, permitting them to change the branding of the application, at their own expense.

9. Appendices

Hosting requirements

       • H/W: Intel/AMD processor 2Ghz+, 512MB RAM (1GB for the best), 20GB HDD
       • O/S: Linux
       • WEB server: Apache + PHP 4.3.8+
       • RDBMS: PostgreSQL 7.4
• Internet connection: depending on the SMS sending usage. 10mbit+

10. Other Terms and Agreements:

All monthly payments to MobileMail are to be made in GBP on the execution date of this agreement

Monthly payment will total £600, to be paid one month in advance, by Cheque or a direct wire transfer into the MobileMail bank account. (details to be provided separately)

Any changes to license fees must be subject to approval by MobileMail Ltd. & Mira Networks.

This Agreement (the “Agreement”) sets forth the terms and conditions on which the Re-seller listed above (the “Re-seller”, hereinafter MobileMail and Partner collectively the “Parties” and individually the “Party”) has agreed to act as an agent for MobileMail’s software products.

The Agreement consists of this cover sheet and MobileMail’s Standard Terms and Conditions for Re-seller Agreements, which are attached hereto, as well as any appendices executed by the parties and attached hereto, all of which incorporated herein and an integral part hereof. This Agreement shall become binding and effective upon execution by both parties. The term of this Agreement shall commence on the latest date written below under the parties’ names (“Effective Date”). This Agreement may be executed in one or more facsimile or original counterparts.

	Mira Networks		MobileMail Limited

By:	/s/ Sean Conde	By:	/s/ Gary Flint
	Name: Sean D. Conde		Name: Gary Flint
	Title: Director		Title:Director
	Date: 8 Nov.		Date:8 Nov. 05

MobileMail Re-seller Agreement Cover Sheet
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MobileMail Licence Agreement
Standard Terms and Conditions

        These Standard Terms and Conditions (together with the Cover Sheet, as well as any other schedules and exhibits incorporated by reference in the Cover Sheet, collectively, the “Agreement”) govern the terms of the co-operation of the Parties.

        1.         Definitions

“Cover Sheet” shall mean the Software Licence Agreement Cover Sheet.

“End User" shall mean the entity, organisation or person that is the actual end user of the Licensed Programs.

“Intellectual Property Rights” means all vested contingent and future intellectual property rights including but not limited to copyright, trade marks, service marks, design rights (whether registered or unregistered), patents, know-how, trade secrets, inventions, get-up, database rights and any applications for the protection or registration or these rights and all renewals and extensions thereof existing in any part of the world whether now known or in the future created to which MobileMail may be entitled

“Licence” means the Licence granted herein.

“Licence Fee” means the fee for the Licence provided under this Agreement specified in the Cover Sheet.

“Licensed Program Materials” means the Licensed Programs, the Program Documentation and the Media for the Licensed Programs

“Licensed Programs” means the systems, applications and computer programs of MobileMail listed under Section 1 of the Cover Sheet, and any documentation relating to the same, including any translation thereof.

"Marks" shall mean the trade name, product names, symbols and trademarks of MobileMail used in connection with the Licensed Programs

“Media” means the media on which the Licensed Programs and the Program Documentation are recorded or printed as provided to the Licensee by MobileMail specified in Section 2 of the Cover Sheet

“Program Documentation” means the operating manuals, user instructions, technical literature and all other related materials in eye-readable form supplied to the Licensee by MobileMail for aiding the use and application of the Licensed Programs

“Specification” means the specification of the Licensed Programs describing the facilities and functions thereof, a copy of which is annexed to this Agreement

"Term" shall mean the term of this Agreement as specified in Clause 16 below.

"Terms & Conditions" or “T&C’s” shall mean the agreement under which MobileMail grants to End User a license to use the software incorporated in the Product.

"Territory" shall mean the geographic area designated as such under Section 5 of the Cover Sheet

        2.         Grant of Licence

Subject to the limitations and restrictions provided in this Clause and to the other terms and conditions of this Agreement, MobileMail grants the Licensee a non exclusive Licence to use and sell the Licensed Programs to End Users in the Territory.

Nothing in this Agreement shall be construed in any manner as limiting MobileMail's marketing or distribution activities within or outside the Territory or MobileMail's appointment of other distributors, Licensees, licensees or agents in or outside the Territory, or MobileMail's distribution of the Licensed Programs to companies located outside the Territory for use within the Territory.

MobileMail Re-seller Agreement Cover Sheet
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The Licensee shall ensure that the sale of the Licensed Programs in the Territory comply with requirements of local law in the Territory, and that MobileMail has sufficient protection concerning proprietary rights, warranty disclaimers and limitations of liability under such local law.

Unless otherwise approved in writing by MobileMail, the Licensee shall market the Licensed Programs within the Territory specified in Section 5 of the Cover Sheet only and therefore agrees not to seek End Users, or establish a branch or maintain a depot with respect to the Licensed Programs, outside the Territory.

Except for the license rights granted under this section, no other license right for the Licensed Programs is either implicitly or explicitly granted. MobileMail shall have a right to withdraw this license by delivery of a written notice thereof at any time.

        3.         Duties and Obligations of the Licensee

The Licensee shall forthwith notify MobileMail if the Licensee becomes aware of any problems related to the performance, packaging, marketing, or promotion of the Licensed Programs and will also forward to MobileMail any and all modifications, design changes or improvements of the Licensed Programs suggested by any customer, employee or agent.

        4.         Payment

The Licence Fee shall be paid by the Licensee as provided in the Cover Sheet

The Licence Fee and other charges payable under this Agreement are exclusive of any applicable VAT and other sales tax which shall be payable by the Licensee at the rate and in the manner prescribed by law against submission of a valid tax invoice.

Any charges payable by the Licensee under this Agreement in addition to the Licence Fee shall be paid within 14 days after the receipt by the Licensee of MobileMail's invoice thereof.

MobileMail shall have the right to charge interest on overdue monies. All payments hereunder shall be in Pounds Sterling (“GBP”), if not specifically stated otherwise. The interest on overdue payments shall be 15 % per year, calculated from the date when payment of the invoice becomes due for payment up to and including the date of actual payment whether before or after judgment.

        5.         Delivery

MobileMail shall deliver the Licensed Program Materials to the Licensee. The Licensed Programs so delivered shall consist of one copy of the object code of the Licensed Programs in machine-readable form only, on the Media

        6.         Risk

Risk in the Media shall pass to the Licensee on delivery. If any part of the Media shall thereafter be lost, destroyed or damaged MobileMail shall promptly replace the same (embodying the relevant part of the Licensed Programs or Program Documentation) subject to the Licensee paying the cost of such replacement

        7.         Testing and Acceptance

The Licensee shall supply to MobileMail immediately after delivery of the Licensed Programs, test data which in the reasonable opinion of the parties is suitable to test whether the Licensed Programs are in accordance with the Specification, together with the results expected to be achieved by processing such test data using the Licensed Programs.

The Licensee shall accept the Licensed Programs immediately after MobileMail has demonstrated that the Licensed Programs have correctly processed the test data by achieving the expected results.

MobileMail Re-seller Agreement Cover Sheet
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In the event of failure of the Licensed Programs to pass the tests MobileMail shall following notification of the relevant failure at its own expense correct the errors in the Licensed Programs and notify the Licensee that it is ready to repeat the tests and such tests shall be repeated.

Notwithstanding the above, installation of the Licensed Programs shall be deemed to be completed and the Licensed Programs shall be deemed to be accepted upon successful execution of the tests referred to above or when the Licensed Programs have been sold by the Licensee or its agent, whichever is the earlier.

        8.         Restrictions on Alterations

The parties acknowledge that the Licensed Programs are to be modified by the Licensee in order to integrate and operate with third party software.

Save as provided in this Agreement, the Licensee undertakes not to translate, adapt, vary, modify, disassemble, decompile or reverse engineer the Licensed Program Materials without MobileMail’s prior written consent.

The Licensee may incidentally decompile the Licensed Programs only if it is essential to do so in order to achieve interoperability of the Licensed Programs with another software program or hardware (‘Permitted Purpose’) and provided the information obtained by the Licensee during such decompilation is only used for the Permitted Purpose and is not disclosed or communicated to any third party without MobileMail's prior written consent and is not used to create any software which is substantially similar to the expression of the Licensed Program Materials nor used in any manner which would be restricted by copyright.

The Licensee undertakes to first consult MobileMail regarding any data the Licensee requires in order to achieve interoperability or to deduce underlying ideas and principles so that MobileMail may consider making the same available to the Licensee (without the Licensee having to decompile) subject to the restrictions on disclosure set out above.

        9.         Security and Control

The Licensee shall during the continuance of the Licence:

effect and maintain adequate security measures to safeguard the Licensed Program Materials from access or use by any unauthorised person;

retain the Licensed Program Materials and all copies thereof under the Licensee's effective control;

maintain a full and accurate record of the Licensee's copying and disclosure of the Licensed Program Materials and shall produce such record to MobileMail on request from time to time.

        10.        Maintenance and Support

MobileMail shall provide reasonable assistance and installation support to the Licensee. It is expressly agreed that MobileMail shall not be under any obligation to provide support to the Licensees or End Users.

        11.         Trademarks

The Licensee acknowledges that MobileMail is the owner of the Marks and all goodwill attaching thereto and has the exclusive right to use and license the use of the Marks throughout the world. The Licensee covenants that it shall not at any time during the term hereof or thereafter, assert the invalidity or contest MobileMail's ownership of the Marks, any application, therefore or registration thereof.

The Licensee acknowledges that MobileMail has not made any representation or warranty that the Marks are registered or registrable. Failure to obtain or maintain registration of any of the Marks anywhere in the world shall not be a breach of the terms hereof by MobileMail.

MobileMail Re-seller Agreement Cover Sheet
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Throughout the term of this Agreement and thereafter the Licensee shall not adopt or use anywhere in the world any trademark, service mark, trade name, logo or commercial symbol which includes a component of any of the Marks or is confusingly similar to any of the Marks.

All advertising and promotional materials bearing any of the Marks shall include a notice to the effect that the Marks belong exclusively to MobileMail as well as such other statements as MobileMail shall reasonably require from time to time, in its sole discretion. The Licensee shall promptly make available to MobileMail at its request one copy of any advertising material created or disseminated by the Licensee which mentions or uses any of the Marks and shall, when reasonably possible, revise the same at the request of MobileMail.

The Licensee acknowledges and agrees that all goodwill associated with the Marks shall endure directly and exclusively to the benefit of and belong to MobileMail.

        12.         Limitation of Liabilitv

EXCEPT AS OTHERWISE PROVIDED HEREIN AND EXCEPT FOR (I) LIABILITY IN NEGLIGENCE CAUSING PERSONAL INJURY OR DEATH; (II) LIABILITY UNDER THE CONSUMER PROTECTION STATUTES; (III) LIABILITY FOR FRAUDULENT STATEMENTS; (IV) ANY OTHER LIABILITY WHICH CANNOT BY LAW BE EXCLUDED OR LIMITED (AS APPROPRIATE); AND (V) LIABILITY ARISING OUT OF A PARTY’S INDEMNIFICATION OBLIGATIONS, INTENTIONAL MISCONDUCT, GROSS NEGLIGENCE, OR BREACH OF CONFIDENTIALITY AND TO THE FULL EXTENT PERMISSIBLE BY LAW, EACH PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL BE LIMITED TO THE SUM OF TEN THOUSAND EUROS (€10,000) PER EVENT OR SERIES OF EVENTS ARISING FROM A COMMON CAUSE.

TO THE FULL EXTENT PERMISSIBLE BY LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR (I) LOSS OF DATA; (II) LOSS OF PROFITS; (III) BUSINESS INTERRUPTION; (IV) LOSS OF SALE; (V) LOSS OF TURNOVER; (VI) LOSS OF OR DAMAGE TO BUSINESS; (VII) WASTED MANAGEMENT OR OTHER STAFF TIME; (VIII) LOSS OF CUSTOMER; (IX) LOSSES OR LIABILITIES UNDER OR IN RELATION TO ANY OTHER CONTRACT; OR (X) SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT LOSS OR DAMAGE. FOR THE PURPOSES OF THIS SECTION, THE TERM “LOSS” SHALL INCLUDE A PARTIAL LOSS OR REDUCTION IN VALUE AS WELL AS A COMPLETE OR TOTAL LOSS.

Except for losses or damages arising out of intentional misconduct or gross negligence, the above exclusions shall apply howsoever they may arise from or in relation to this agreement and/or the software, howsoever caused and whether arising in contract, tort (including but not limited to negligence) or otherwise. The above exclusions will also apply even if such party in question has been advised or is aware of the possibility of such damages arising and/or such damages are reasonably foreseeable.

        13.         Proprietary Rights

MobileMail does not grant to the Licensee any rights to any intellectual property, including without limitation copyright, patent, trademark, trade secret or any other proprietary right, relating to the Licensed Programs or to any other materials furnished unless this Agreement specifically provides for such a right.

The Licensed Program Materials and the Intellectual Property Rights of whatever nature in the Licensed Program Materials or any variation or alternation thereof made or contemplated by the Licensee, its employees and/or agents are and shall remain the property of MobileMail.

The Licensee shall notify MobileMail immediately if the Licensee becomes aware of any unauthorised use of the whole or any part of the Licensed Program Materials by any person.

The Licensee agrees not to (i) modify, alter, or create any derivative work of the Licensed Programs, including but not limited to inclusion of any other software; (ii) make any copies of the Licensed Programs or any portion thereof; (iii) reverse engineer, disassemble, decompile or otherwise attempt

MobileMail Re-seller Agreement Cover Sheet
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to derive source code from the Licensed Programs unless this Agreement specifically provides for such right or with MobileMail’s express written approval.

The Licensee will promptly notify MobileMail in writing upon its discovery of any unauthorised use or infringement of the Licensed Programs or MobileMail's intellectual property rights with respect thereto. MobileMail will have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that MobileMail brings such an action or proceeding, the Licensee will co-operate and provide full information and assistance to MobileMail and its counsel in connection with any such action or proceeding. Failure by the Licensee to promptly notify MobileMail and so cooperate shall be considered a breach of a material term of this Agreement.

        14.         Indemnification

Indemnification by MobileMail. If a third party presents a claim against the Licensee pertaining to the infringement of copyright caused by the use or distribution of the Licensed Programs in accordance with this Agreement (a "Claim"), MobileMail shall be responsible at its own cost to pursue all the necessary legal and other actions to defend the Licensee, and to pay, indemnify and hold harmless the Licensee from reasonable attorney's fees and out-of-pocket costs incurred in defending such Claim as well as from resulting final judgments and costs awarded against the Licensee, provided that (i) MobileMail is given prompt notice of such a Claim in writing; (ii) the Licensee gives MobileMail sole control of any and all investigation, negotiation, settlement and legal procedures arising from such a Claim; and (iii) the Licensee provides MobileMail, at MobileMail' expense, with all assistance, information and authority reasonably required for the defence and settlement of the Claim.

MobileMail shall have no obligation pursuant to this section if (i) the infringement is caused by the use of non-MobileMail Licensed Programs or data, or (ii) the MobileMail Software has been modified without MobileMail's consent provided that the infringement would not have occurred but for such modification, or (iii) the infringement is caused by use of the MobileMail Software for other purposes than set forth in this Agreement. This exclusion applies to the extent that the infringement would not have taken place but for such modification or use of the MobileMail Software.

If the Licensee’s use of the MobileMail Software as set forth in this Agreement is enjoined, or if in MobileMail's judgement is likely to be enjoined, MobileMail agrees to make its best commercial efforts to, at its expense and option (i) modify or replace the MobileMail Software to be non-infringing, (ii) to obtain for the Licensee the right to continue using and the distribution of the Licensed Programs.

If the claim is based on a factor MobileMail is not liable for pursuant to this Clause 14, subject to provisions equivalent to MobileMail's indemnity to the Licensee hereunder, the Licensee shall indemnify MobileMail for any expenses and costs arising in connection with such factor.

THE FOREGOING SETS FORTH MOBILEMAIL'S SOLE OBLIGATION, AND THE LICENSEE’S SOLE REMEDY, IN THE EVENT OF ANY INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS BY THE PRODUCTS.

Indemnification by the Licensee. The Licensee agrees to indemnify and hold MobileMail harmless from and against any and all claims, liabilities (including but not limited to product liability), costs and damages (including reasonable legal fees) which may be imposed upon, incurred by or assessed against MobileMail, arising out of or resulting from, directly or indirectly, (i) the use of the Licensed Programs, by the Licensee or End Users or (ii) from the Licensee's activities, or those of its employees, agents or representatives, including, without limitation, providing unauthorised representations or warranties to its End Users (or failing to effectively disclaim all warranties or limit liability on behalf of MobileMail).

        15.         Compliance With Laws

The Licensee represents and warrants that neither this Agreement (or any term hereof) nor the performance or exercise of rights under this Agreement is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects MobileMail's proprietary rights (or the duration thereof) under, or will require any compulsory licensing under, any law or regulation of any organisation, country, group of countries or political or governmental entity located within or including all or a portion of the Territory.

MobileMail Re-seller Agreement Cover Sheet
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It shall be the complete and sole responsibility of the Licensee to comply with all applicable laws and regulations governing this Agreement and relationship, including, without limitation, all filings required to be submitted to the trade, finance, banking or other governmental entities with jurisdiction over this Agreement (or any similar or successor entity). In complying with such laws and regulations, the Licensee shall take all steps necessary to protect the confidentiality of the terms and conditions of this Agreement. The Licensee further represents and warrants that it has made all notifications and filings required to be made by the Licensee prior to the execution of this Agreement.

        16.         Term and Termination

This Agreement commences on the Effective Date and shall remain in force for an initial term specified in the Cover Sheet. Unless otherwise agreed, the initial term shall be twelve months. Unless terminated with a notice period of 30 days before the end of the initial term, the agreement shall remain in force for consecutive terms of twelve months until terminated with a notice period of 30 days to terminate at the end of such term.

This Agreement may be terminated by either Party after thirty (30) days' prior written notice for the breach of a material term, unless such breach is remedied within such 30 days' notice period. Notwithstanding the foregoing, MobileMail may terminate this Agreement upon written notice if (i) the Licensee suffers or permits the appointment of a receiver, administrator or liquidator for its business or assets or becomes insolvent, or makes a general assignment for the benefit of creditors or has a petition granted against it for its winding up (or analogous event occurs in the jurisdiction in which it is incorporated) or (ii) the Licensee ceases to carry on its business or otherwise terminates its business operations or if its controlling ownership has changed by merger, acquisition or sale of all or substantially all of its assets, business or stock. MobileMail may also terminate this Agreement on 30 days prior notice if there is a material change in the Licensee's executive management or financial status.

Termination is not the sole remedy under this Agreement and whether or not termination is effected, all other remedies will remain available.

        17.         Rights Upon Termination

Upon any termination or expiration of this Agreement for any reason, all licenses granted under this Agreement shall cease immediately. The termination or expiration of this Agreement for any reason whatsoever shall be without prejudice to any right or obligation of any party hereto in respect of this Agreement, which has arisen prior to such termination or expiration.

For the sake of clarity, any termination of this Agreement shall not affect licenses of End Users under the T&C’s granted prior to the termination.

Upon termination of this Agreement, the Licensee will not be entitled to and waives any rights to any compensation, damages, loss of profits or prospective profits, payments in respect to goodwill that has been established, or reimbursement for any expenses relating to training. In addition, MobileMail shall not incur any liability whatsoever for any loss or expenses of any kind suffered or incurred by the Licensee arising from or incidental to any termination of this Agreement by MobileMail which complies with the terms of the Agreement whether or not MobileMail is aware of any such loss or expenses. In particular but without limitation, MobileMail shall not be liable to the Licensee for any statutory or other compensation or damages arising as a result of the termination of this Agreement under any legal jurisdiction, including without limitation under the European Union Commercial Agents.

Clauses 12, 13, 14, 15, 17, 18 and 19 will survive any termination or expiration of this Agreement.

        18.         Confidentiality

The Licensee will treat as confidential this Agreement, and all information (commercial, technical or otherwise) relating in any manner to the business or affairs of MobileMail as may be communicated to it in connection with this Agreement (both prior and subsequent to its execution), including, but not limited to, pricing, business forecasts, marketing and commercialisation plans and all know-how, techniques, ideas, principles and concepts underlying the Licensed Programsor that which is apparent

MobileMail Re-seller Agreement Cover Sheet
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by use, testing or examination (the “Confidential Information”). Except as authorised in writing by the MobileMail, the Licensee will not disclose any Confidential Information to any person, including the media, nor use the Confidential Information other than for the purposes of this Agreement.

The Licensee shall take every reasonable precaution to protect and maintain the confidentiality of the Confidential Information, which precautions shall be at least equivalent in scope and effect to the measures taken by the Licensee to protect its own most confidential proprietary information (but in no event will less than due care be used).

The Licensee agrees to limit disclosure of Confidential Information to those of its employees who require access in the performance of their duties and who have executed a written non-disclosure agreement, the provisions of which are sufficient to protect the confidentiality of the Confidential Information being disclosed.

The provisions of this Clause shall not apply to any information which: (i) is in the public domain, or which becomes generally known to the public, other than by default of the Licensee; (ii) was in the lawful possession of the Licensee prior to the disclosure, and was not obtained either directly or indirectly from the Licensee; (iii) is, or had already been, verifiably independently generated by the Licensee, without reference to MobileMail’s confidential information; or (iv) is required to be disclosed by law or the valid order of a court of competent jurisdiction or the request of any governmental or other regulatory authority or agency (provided that the Licensee shall so notify MobileMail as promptly as practicable and if possible prior to making any disclosure and shall use its reasonable endeavours to seek confidential treatment of such information).

In the event of any breach or threatened breach by the Licensee of this Clause, MobileMail shall be entitled to apply for injunctive relief in any court of competent jurisdiction, without prejudice to the other available remedies.

        19.         Final Provisions

Notices. All notices shall be given in writing and shall be effective when either (i) served by personal delivery (ii) upon receipt of mail sent as certified mail, return receipt requested; or (iii) upon receipt of facsimile transmission if verified by a written or electronic record of the transmission, provided that any such communication is addressed to the parties at their respective addresses and/or facsimile numbers set forth in the Cover Sheet, or to such other address or numbers as either party may later specify by written notice or provide as part of the performance of this Agreement.

Force majeure. Neither party shall be liable for damages for any delay or failure of performance under this Agreement arising out of causes beyond their reasonable control and without their fault or negligence, including, but not limited to, Acts of God, acts of civil or military authority, fires, riots, wars, lock-outs, strikes and other industrial disputes (whether or not relating to a party's workforce) or embargoes, provided that the non-performing party gives prompt notice of such force majeure conditions to the other party and makes all reasonable efforts to perform.

No joint venture. Nothing in this agreement shall be construed as creating a partnership, agency, joint venture or any legal entity among the Parties. The Licensee shall have no authority to enter into agreements of any kind on behalf of MobileMail and shall not have the power or authority to bind or obligate MobileMail in any manner to any third party.

No assignment. Unless expressly otherwise provided to the contrary hereunder, neither Party shall have the right to assign this Agreement, in whole or in part, nor any interest, right or license granted hereunder, without the written consent of the other Party.

Severability. Should any part, term or provision of this Agreement be declared invalid, void or unenforceable, all remaining parts, terms and provisions hereof shall remain in full force and effect and shall in no way be invalidated, impaired or affected thereby.

No Waiver. The failure of either Party to enforce at any time any of the provisions hereof shall not be a waiver of such provision, or any other provision, or of the right of such Party thereafter to enforce any provision hereof.

Changes. Changes to this Agreement may only be made in writing with the signatures of a duly authorised representative of each party. Addenda and amendments made after this Agreement has

MobileMail Re-seller Agreement Cover Sheet
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been signed alter its contents only to the extent expressly agreed upon between parties. All other conditions shall always remain unchanged.

Governing law. This Agreement shall be governed by the laws of England.

Entire Agreement. This Agreement constitutes the entire Agreement between the Licensee and MobileMail concerning the subject matter hereof, supersedes all prior communications or Agreement, written or oral, and is intended as a complete and exclusive statement of the terms and conditions concerning this subject matter.

Dispute Resolution. Except for actions to protect proprietary rights of the MobileMail Software, actions brought by MobileMail for payment of an undisputed monetary claim hereunder, any dispute, controversy or claim arising from or relating to this Agreement or any breach, termination or invalidity thereof shall be settled in accordance with the Rules of Arbitration of the Chartered Institute of Arbitrators. The arbitration tribunal shall consist of one (1) arbitrator who shall be appointed by the Chartered Institute of Arbitrators. The award of the arbitration shall be final and binding on both Parties. English language shall be used in the proceedings.

Appendices. The appendices referred to in the Cover Sheet and in this Agreement are incorporated in this Agreement by reference. In case of a controversy between the texts of the provisions of the Cover Sheet, General Terms and Conditions of MobileMail and appendices, the text of the Cover Sheet and the General Terms and Conditions shall prevail.

MobileMail Re-seller Agreement Cover Sheet
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